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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report: March 30, 1994

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
  Exact Name of Registrant                Commission        I.R.S. Employer
  as Specified in Its Charter             File Number      Identification No.
  ---------------------------             -----------      ------------------
  Hawaiian Electric Industries, Inc.        1-8503             99-0208097

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                                  State of Hawaii
               --------------------------------------------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
      -------------------------------------------------------------------
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (808) 543-5662


                                        None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS

         The following section entitled "Description of Common Stock" is provided, and this Current Report on Form 8-K is filed by Hawaiian Electric Industries, Inc. ("HEI"), for the purpose of updating the description of HEI's class of Common Stock, without par value, contained in a registration statement filed by HEI under the Securities Exchange Act of 1934. HEI's Common Stock is registered under Section 12 of such Act.


                          DESCRIPTION OF COMMON STOCK

GENERAL

         Under HEI's Restated Articles of Incorporation (the "Articles"), HEI is authorized to issue 100,000,000 shares of Common Stock without par value ("Common Stock") and 10,000,000 shares of Preferred Stock without par value ("Preferred Stock").

         The outstanding shares of HEI's Common Stock are fully paid and nonassessable. Additional shares of Common Stock, when issued, will be fully paid and nonassessable when the consideration for which HEI's board of directors authorizes their issuance has been received. The holders of Common Stock have no preemptive rights and there are no conversion, redemption or sinking fund provisions applicable thereto. HEI's Common Stock is transferable at the Stock Transfer Office of the Company, Transfer Agent, 900 Richards Street, Honolulu, Hawaii 96813, and at the office of First Chicago Trust Company of New York, Co-Transfer Agent and Registrar, 30 West Broadway, New York, New York 10007.

DIVIDEND RIGHTS

         Stock and cash dividends may be paid to the holders of Common Stock as and when declared by the Board of Directors, provided that, after giving effect thereto, HEI is able to pay its debts as they become due in the usual course of its business and HEI's total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect to all outstanding shares having preferential rights in liquidation. All shares of Common Stock will participate equally with respect to dividends.

         HEI's ability to pay dividends is limited by the restrictions and limitations set forth in debt instruments.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding up of the affairs of the Company, voluntarily or involuntarily, holders of HEI's Common Stock are entitled to any assets of HEI available for distribution to HEI's stockholders after the payment in full of any preferential amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.

VOTING RIGHTS

         Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of Preferred Stock or otherwise. At annual and special meetings of stockholders, a majority of the outstanding shares of Common Stock constitute a quorum and the affirmative vote of a majority of such quorum so present is sufficient to approve of any action except as otherwise required by law and except with respect to the amendment of certain provisions of HEI's By-laws.





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         Under HEI's current By-laws, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of stockholders and no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of securities registered pursuant to the Exchange Act which are listed on a national securities exchange or traded over-the-counter on the National Association of Securities Dealers, Inc. Automated Quotation System. Directors may be removed from office only for cause.

         An amendment to the provisions in the By-laws relating to (1) matters which may be brought before an annual meeting, (2) matters which may be brought before a special meeting, (3) cumulative voting, (4) the number and staggered terms of members of the Board of Directors, (5) removal of directors and (6) amendment of the By-laws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to election of directors voting together as a single class, or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the "continuing directors" (as that term is defined in Article XVIII of the By-laws) voting separately and as a subclass of directors.

         The provisions of HEI's By-laws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.

RESTRICTION ON PURCHASE OF SHARES AND CONSEQUENCES OF SUBSTANTIAL HOLDINGS UNDER CERTAIN HAWAII AND FEDERAL LAWS

         The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote exclusive of the shares beneficially owned by the acquiring person and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI's books for one year after acquisition and HEI, during the one-year period, shall have the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

         Under the Hawaii Public Utilities Commission ("PUC") statute, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including Hawaiian Electric Company, Inc. ("HECO") and its wholly-owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement ("the PUC Agreement") entered into with the PUC when HECO became a wholly-owned subsidiary of HEI. The PUC Agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

         Under the Hawaii Environmental Disclosure Law, a person and that person's affiliates who in the aggregate beneficially own 10% or more but less than 50% of securities entitled to vote for the election of directors of HEI may not acquire more than 5% of such securities during any 12-month period without first filing an environmental disclosure statement with the Hawaii Office of Environmental Quality Control.

        The Savings and Loan Holding Company Act, the Change in Bank Control Act and the Office of Thrift Supervision ("OTS") regulations place restrictions on certain types of acquisitions of control of a savings bank and its holding company. Generally, no company, or any director or officer of a savings and loan holding company, or person who owns, or controls or holds with power to vote more than 25% of the voting stock of such holding company, may acquire control of a savings bank insured by the Federal Deposit Insurance Corporation or its holding company, without the prior written approval of the OTS. In addition, no person (other than certain persons affiliated with a savings and loan holding company) may acquire control of a savings bank or savings and loan holding company, unless the OTS has been given 60 days' prior written notice of the acquisition and has not objected to it. As a result of HEI's ownership of American Savings Bank, F.S.B. ("ASB"), the acquisition of control of HEI,
HEI Diversified, Inc. ("HEIDI") or ASB may be subject to the requirement of prior written OTS approval or 60 days'





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prior written notice to the OTS, unless such transaction would be exempt from such requirements under federal law or regulation. "Control" in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI, HEIDI or ASB, or the power to control in any manner the election of a majority of the directors thereof. Moreover, under OTS regulations, one would be determined, subject to rebuttal, to have acquired control if one acquires more than 10% of the voting shares of HEI, HEIDI or ASB and is subject to one of certain specified "control factors." Anyone acquiring more than 10%, or additional stock above 10%, of any class of shares of HEI, HEIDI or ASB is required to file a certification with the OTS.

         Under the Jones Act, it is unlawful to transport merchandise between points in the U.S. except in vessels owned by U.S. citizens. For corporations to demonstrate U.S. citizenship, a majority of the officers and directors must be citizens, 75% of its voting stock must be owned by U.S. citizens and certain additional requirements must be met. If less than 75% of the Common Stock of HEI (which is the only class of voting stock presently outstanding) is owned by U.S. citizens, the vessels of HTB and YB would not be permitted to engage in transport between points in Hawaii.

         Under the Public Utility Holding Company Act of 1935 ("1935 Act")
1935 Act, any company (as defined in the 1935 Act) which owns, controls or holds with power to vote 10% or more of the outstanding voting securities of HEI may be a public utility holding company, subject to regulation under the 1935 Act, unless an exemption is available under the 1935 Act or the Securities and Exchange Commission, upon application, declares such a company not to be a holding company. In addition, under the 1935 Act, no holder of 5% or more of the Common Stock or other voting securities of HEI may, without approval of the Commission, become the owner of 5% or more of the outstanding voting securities of any other public utility or public utility holding company.

AUTHORIZED PREFERRED STOCK

         Preferred Stock may be issued by the Board of Directors in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of such shares. Under current Hawaii law, the terms and provisions of all shares of Preferred Stock must be identical except with respect to dividend rates, redemption and redemption prices, amounts payable in liquidation, sinking fund provisions, conversion privileges, if any, and voting rights, if any.

         If and when authorized by the Board of Directors, any such Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The holders of record of Common Stock of HEI and of Preferred Stock of HEI's electric utility subsidiaries (Hawaiian Electric Company, Inc., Maui Electric Company, Limited or Hawaii Electric Light Company, Inc.) and any residents of Hawaii who are of legal age are eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Stockholders participating in the Plan automatically reinvest their dividends to purchase Common Stock at market price (as defined in the Plan). Stockholders and residents of Hawaii are also eligible to purchase shares of Common Stock at market price (as defined in the Plan) by making cash contributions. Participants do not pay brokerage commissions or service charges in connection with such purchases. HEI reserves the right to suspend, modify or terminate the Plan at any time.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                      (Registrant)


                                          /s/ Robert F. Mougeot
                                          -----------------------------------
                                          Robert F. Mougeot
                                          Financial Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer of HEI)

                                          Date:  March 30, 1994





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